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                                                                    Exhibit 10.3



                                      NCR
                            NONQUALIFIED EXCESS PLAN



                       Restated Effective January 1, 1996
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                                      NCR
                            NONQUALIFIED EXCESS PLAN

                                   ARTICLE I

                                  Definitions
                                  -----------

     Wherever  used herein, the following terms have the meanings indicated:

     1.1 "Beneficiary" means the individual or entity under the Pension Plan to receive benefits thereunder by reason of the death of a Participant.

     1.2  "Board of Directors" means the Board of Directors of the Company.

     1.3  "Code" means the Internal Revenue Code of 1986 as amended.

     1.4 "Company" means NCR Corporation, a Maryland corporation, and any of its subsidiaries that have adopted a Pension Plan.

     1.5 "Participant" means each individual who participates in the Plan in accordance with Article II.

     1.6 "Pension Plan" means any of the U.S. tax-qualified defined benefit pension plans sponsored by the Company.

     1.7 "Plan" means the NCR Nonqualified Excess Plan as set forth in this document and in any amendments from time to time made hereto.

                                   ARTICLE II

                                 Participation
                                 -------------

     2.1 A participant in a Pension Plan shall become a Participant in this Plan if he or she terminates employment with the Company on or after January 1, 1994, and either:

     (a) his or her benefits under the Pension Plan are limited by application of the limitation on the annual benefit that may be paid from a qualified retirement plan set forth in Section 415 of the Code, or

     (b) he or she retires while serving in a position considered by the Company to be equivalent to E-Band or higher, and his or her benefits under the Pension Plan are limited by application of the limit on annual compensation that may be taken into account for qualified retirement plan purposes set forth in Section 401(a)(17) of the Code.
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                                  ARTICLE III

                                    Benefits
                                    --------

     3.1 Each Participant (or the Beneficiary of a deceased Participant) shall be entitled to a benefit under this Plan equal to the excess of (i) the benefit to which he or she would be entitled under the Pension Plan (including the portion of the PensionPLUS benefit attributable to years after December 31, 1994, but disregarding the 1985 Minimum Benefit), calculated without regard to the limitations set forth in Section 415 or Section 401(a)(17) of the Code, over
(ii) the Participant's actual benefits from the Pension Plan.

                                   ARTICLE IV

                            Distribution of Benefits
                            ------------------------

     4.1 The benefit to which a Participant is entitled pursuant to Section 3.1 shall be paid at the same time and in the same form as the Participant's benefit under the Pension Plan. The benefit to which a Beneficiary is entitled under this Plan shall be paid at the same time and in the same form as the benefit to which such Beneficiary is entitled under the Pension Plan.

                                   ARTICLE V

                          Unfunded Nature of the Plan
                          ---------------------------

     5.1 This Plan shall be unfunded. The funds used for payment of benefits hereunder and of the expenses of administration hereof shall, until such actual payment, continue to be a part of the general funds of the Company, and no person other than the Company shall, by virtue of this Plan, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                   ARTICLE VI

                           Administration of the Plan
                           --------------------------

     6.1 The Plan shall be administered by the Company. The Company shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Company shall have all powers necessary or appropriate to carry out its duties, including the discretionary authority to interpret the
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provisions of the Plan and the facts and circumstances of claims for benefits.
Decisions of the Company shall be final and binding on all parties.

     6.2 The Company may, from time to time, delegate to any person or persons or organizations any of its rights, powers, and duties with respect to the operation and administration of the Plan.

     6.3 In all questions relating to age and service for eligibility for any benefit hereunder, or relating to term of employment and rates of pay for determining benefits, the decisions of the Company, based upon this Plan and the records of the Company, shall be final and binding.

                                  ARTICLE VII

                           Amendments and Termination
                           --------------------------

     7.1 This Plan shall terminate when all benefits payable under the terms of the Plan have been paid. The Board of Directors in its discretion may terminate the Plan at any time, provided, however, that no such action shall adversely affect the right of any Participant (or Beneficiary) to a benefit to which he or she as become entitled pursuant to this Plan.

                                  ARTICLE VIII

                                 Miscellaneous
                                 -------------

     8.1 This Plan shall be construed in accordance with the laws of the State of Ohio.

     8.2 If any provision of this Plan shall be held illegal or invalid for any reason, the remaining provisions shall continue to be fully effective.

     8.3 Participation in this Plan shall not give to any employee the right to be retained in the employ of the Company nor any right or interest in this Plan other than as herein specifically provide. No employee shall have any right to a benefit under this Plan unless he or she meets the conditions specified in
Section 2.1.
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     8.4  Expenses of the Plan shall be paid by the Company.

     8.5 Any payment to a Participant or spouse of a Participant or the legal representative of either, in accordance with the terms of this Plan, shall to the extent thereof be in full satisfaction of all claims such person may have against the Company hereunder, which may require such payee, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Company.

     8.6 The benefit payable from this Plan and any benefits to which a Participant is entitled from other nonqualified plans sponsored by the Company may be combined and paid by a single monthly check, in the discretion of the Company.

     8.7 The portion of this Plan paying benefits in excess of the limit contained in Section 415 of the Code is intended to qualify for exemption from the Employee Retirement Income Security Act of 1974 ("ERISA") as an unfunded excess benefit plan under Sections 3(36) and 4(b)(5) of ERISA. The portion of this Plan paying benefits without regard to the limitations contained in Section 401(a)(17) of the code is intended to qualify for exemption from Parts II, III and IV of ERISA as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 8th day of April, 1996.

                            FOR NCR CORPORATION



                            By:  /Richard H. Evans/
                               ---------------------------------------------
                               Richard H. Evans
                               Senior Vice President, Global Human Resources